                                  EXHIBIT 99.1

                                                                    EXHIBIT 99.1

                          INSTRUCTIONS FOR COMPLETING
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                           SUBSCRIPTION CERTIFICATES

                 CONSULT THE INFORMATION AGENT OR YOUR BANK OR
                           BROKER AS TO ANY QUESTIONS
                            ------------------------

     The following instructions relate to a rights offering (the "Rights Offering") by Globalstar Telecommunications Limited, a Bermuda company (the "Company"), to the holders of its common stock, par value $1.00 per share (the
"Common Stock"), as described in the Company's Prospectus dated March   , 1997
(the "Prospectus"). Holders of record of Common Stock at the close of business
on March   , 1997 (the "Record Date") are receiving one (1) transferable subscription right (a "Right") for each 8.84042 shares of Common Stock held of record on the Record Date. The Rights are evidenced by transferable subscription certificates ("Subscription Certificates"), which record holders are receiving with copies of the Company's Prospectus. Each whole Right entitles the holder thereof to purchase from the Company one (1) share of Common Stock at the subscription price of $26.50 (the "Subscription Price"). No fractional Rights or cash in lieu thereof have been distributed or paid by the Company. The number of Rights distributed to each holder of Common Stock have been rounded down to the nearest whole number. An aggregate of 1,131,168 Rights exercisable to purchase an aggregate of 1,131,168 shares of Common Stock are being distributed in connection with the Rights Offering.

     The Rights will expire at 5:00 p.m. New York City time, on April   , 1997,
unless extended (the "Expiration Time").

     The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise and/or transfer of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO YOUR RIGHT
MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON APRIL   , 1997, OR ON SUCH LATER DATE AS THE
EXPIRATION TIME IS EXTENDED. YOU MAY NOT REVOKE ANY PROPER EXERCISE OF A RIGHT.

1.  SUBSCRIPTION.

     To exercise Rights, complete and sign the Form 1 on the reverse side of your Subscription Certificate and send it (or Notice of Guaranteed Delivery), together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Rights Offering to The Bank of New York, as Subscription Agent (the "Subscription Agent"). Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for
(a) in U.S. dollars by check or postal, telegraphic or express money order payable to The Bank of New York, as Subscription Agent or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Subscription Agent for
such purpose at [                    ], ABA No.        ; GTL Rights Offering DDA
No.:            ; Attention:            . THE SUBSCRIPTION PRICE WILL BE DEEMED
TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) CLEARANCE OF ANY UNCERTIFIED CHECK, (II) RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED OR CASHIER'S CHECK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, OR (III) RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT'S ACCOUNT DESIGNATED ABOVE. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE

THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, REGISTERED RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), to be received by the Subscription Agent prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of underlying shares of Common Stock being subscribed for pursuant to the exercise of the Rights and must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription
Certificate by 5:00 p.m., New York City time on April   , 1997. Additional
copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

     Banks, brokers and other nominee Rights holders who exercise the Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form of Exhibit B to these instructions), as to the aggregate number of Rights which have been exercised and the number of shares of Common Stock thereby subscribed for pursuant to the exercise of the Rights by each beneficial owner of Rights (which may include such nominee) on whose behalf such nominee is acting.

     If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent will issue to you a new subscription certificate evidencing the unexercised Rights. However, if you choose to have a new subscription certificate sent to you, you may not receive any such new subscription certificate in sufficient time to permit you to sell or exercise the Rights evidenced thereby.

     If the number of Rights Shares being subscribed for pursuant to the Rights is not specified, you will be deemed to have exercised such Rights with respect to the maximum whole number of shares of Common Stock that may be acquired for the Subscription Price payment delivered.

     ONCE A HOLDER HAS EXERCISED THE RIGHTS, THE EXERCISE MAY NOT BE REVOKED.

     The addresses and facsimile number of the Subscription Agent are as follows:

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286

            BY MAIL:                   FACSIMILE TRANSMISSION:        BY HAND OR OVERNIGHT COURIER:
  Tender & Exchange Department    (for Eligible Institutions Only)     Tender & Exchange Department
         P.O. Box 11248                    (212) 815-6213                   101 Barclay Street
         Church Station                                                 Receive and Deliver Window
  New York, New York 10286-1248                                          New York, New York 10286

     The address and toll-free telephone number of the Information Agent, to whom all questions and requests for the Prospectus or other documents relating to the Rights Offering should be addressed, are as follows:

                            W.F. DORING & CO., INC.
                                 150 BAY STREET
                                   8TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302
                                 (888) 330-5111

2.  ISSUANCE AND DELIVERY OF STOCK CERTIFICATES.

     Certificates for shares of Common Stock issuable upon exercise of the Rights will be mailed as soon as practicable after the subscriptions have been accepted by the Subscription Agent.

3.  TRANSFERS OF RIGHTS.

     The Rights evidenced by a single Subscription Certificate may be transferred in whole or in part as follows:

          (a) Sale of Rights through a Bank or Broker. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker and have your signature guaranteed by an Eligible Institution. Your subscription certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Your bank or broker cannot issue subscription certificates. If you wish to sell less than all of the Rights evidenced by a subscription certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

          (b) Transfers of Rights to a Designated Transferee. To transfer all of your Rights evidenced by your subscription certificate to a transferee other than a bank or broker, you must check the box for Form 2 and complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Only the Subscription Agent can issue subscription certificates. You may transfer less than all of the rights evidenced by your subscription certificates, in which case you may obtain a new subscription certificate in the appropriate smaller denomination by following the instructions in paragraph 4 below. The number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

     Rights holders wishing to transfer all or a portion of their Rights should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent,
(ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof.

     All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor or subscriber of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

4.  DIVIDING SUBSCRIPTION CERTIFICATES.

     To have a subscription certificate divided into smaller denominations, you must send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into units to purchase fractional shares and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the holder to complete the sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or a transferee for any such delays.

5.  SIGNATURES.

          (a) Signatures by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate, without any alteration or change whatsoever. Joint owners should each sign. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity, such as an executor, trustee or corporate officer, must indicate such capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is signed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person signing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee including a bank or a broker.

6.  METHOD OF DELIVERY.

     The method of delivery of Subscription Certificate and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the registered holder of the Rights but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any uncertified personal checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on
April   , 1997.

7.  TRANSFER TAXES.

     The Company will pay transfer taxes, if any, applicable to the issuance and sale of Common Stock to a registered Rights holder upon the exercise of Rights by such holder. If, however, a transfer tax is imposed for any reason other than the issuance and sale of the Company's Common Stock to a registered Rights holder upon exercise of Rights by such holder, the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the registered holder or such other person. In any such event, the Subscription Agent will be entitled to refuse to take the action requested until it has received satisfactory evidence of the payment of such taxes or exemption therefrom.

8.  IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

9.  LOST, STOLEN, MUTILATED OR DESTROYED SUBSCRIPTION CERTIFICATES.

     Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction of a Subscription Certificate, and in the case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rights holder in lieu of the Subscription Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Subscription Certificate is replaced.

                                   EXHIBIT A

                    [FORM OF NOTICE OF GUARANTEED DELIVERY]

               NOTICE OF GUARANTEED DELIVERY FOR SHARES OF COMMON
                 STOCK OF GLOBALSTAR TELECOMMUNICATIONS LIMITED
                 SUBSCRIBED FOR PURSUANT TO THE RIGHTS OFFERING

             GLOBALSTAR TELECOMMUNICATIONS LIMITED RIGHTS OFFERING

     As set forth in the Prospectus dated March   , 1997 (the "Prospectus") of
Globalstar Telecommunications Limited (the "Company") under "The Rights Offerings -- Exercise of Rights," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for shares of Common Stock of the Company, subscribed for by exercise of Rights pursuant to the Rights Offering. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be
received prior to 5:00 p.m. New York City time on April   , 1997 (the
"Expiration Date")*. The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined here have the meanings attributed to them in the Prospectus.

                           THE SUBSCRIPTION AGENT IS:

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286

           BY MAIL:                FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT COURIER:
                                 (for Eligible Institutions
                                            Only)
 Tender & Exchange Department                                  Tender & Exchange Department
        P.O. Box 11248                 (212) 815-6213               101 Barclay Street
     Church Street Station                                      Receive and Deliver Window
 New York, New York 10286-1248                                   New York, New York 10286

                           THE INFORMATION AGENT IS:

                            W.F. DORING & CO., INC.
                                 150 BAY STREET
                                   8TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302

                                 (888) 330-5111

         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH
                  ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     The member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or correspondent in the U.S. which completes this form must communicate the guarantee and the number of shares subscribed for under the Rights Offering to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.* The Subscription Certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date* to the Subscription Agent. Failure to do so will result in a forfeiture of the Rights.

---------------

* Unless extended by the Company.                                    (CONTINUED)

LADIES AND GENTLEMEN:

     The undersigned hereby represents that he or she is the registered holder
of Subscription Certificate(s) representing           Rights and that such
Subscription Certificate(s) cannot be delivered to the Subscription Agent at or
before 5:00 p.m. New York City time, on April   , 1997. Upon the terms and
subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Right to subscribe for one share of Common Stock per whole Right with respect to each of
          Rights represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price of $26.50 per share for each share of Common Stock subscribed for pursuant to the Rights must be received by
the Subscription Agent at or before 5:00 p.m. New York City time, on April   ,
1997, and represents that such payment in the aggregate amount of $ either (check appropriate box):

[  ] is being delivered to the Subscription   [  ] has been delivered separately to the
Agent herewith; or:                           Subscription Agent; and is being or was
                                              delivered in the manner set forth below
                                              (check appropriate box and complete
                                              information relating thereto):

[  ] wire transfer of funds

-- name of transferor institution
--------------------------------------------------------------------------------

-- date of transfer
--------------------------------------------------------------------------------

-- confirmation number, if available
----------------------------------------------------------------------------

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such method are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payments are made by such date.)

[  ] certified or cashier's check

[  ] money order

-- name of maker
--------------------------------------------------------------------------------

-- date and number of check or money order
--------------------------------------------------------------------------------

-- bank on which check is drawn or issuer of money order
--------------------------------------------------------------------------------

Signature
--------------------------------------------------------------------------------

Name(s)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             (PLEASE TYPE OR PRINT)

     If signature is by a trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, such capacity must be clearly indicated below.)

Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

Area Code and Tel. No(s).
--------------------------------------------------------------------------------

Subscription Certificate No(s). (if available)
--------------------------------------------------------------------------------

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

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or correspondent in the U.S. guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day after the Expiration Date
(April   , 1997, unless extended) of (i) a properly completed and executed
Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for pursuant to the Rights Offering, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

Number of Subscription Shares
  for Which You are Guaranteeing
  Delivery of Rights and Payment:     -------------------------------------

Number of Rights to be Delivered:     -------------------------------------

Total Subscription Price
  Payment to be delivered:            -------------------------------------

--------------------------------------------    --------------------------------------------
Name of Firm                                    Authorized Signature

--------------------------------------------    --------------------------------------------
Address                                         Title

--------------------------------------------    --------------------------------------------
Zip Code                                        Name (Please Type or Print)

--------------------------------------------
Name of Registered Holder (If Applicable)

--------------------------------------------    --------------------------------------------
Telephone Number                                Date

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the subscription certificate(s) and the payment referenced above to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

                                   EXHIBIT B

                     [FORM OF NOMINEE HOLDER CERTIFICATION]

                     GLOBALSTAR TELECOMMUNICATIONS LIMITED

                          NOMINEE HOLDER CERTIFICATION

     The undersigned, a bank, broker or other nominee holder of rights ("Rights") to purchase shares of Common Stock, par value $1.00 per share ("Common Stock") of Globalstar Telecommunications Limited (the "Company") pursuant to the Rights Offering described and provided for in the Company's
prospectus dated           , 1997 (the "Prospectus"), hereby certifies to the
Company and to The Bank of New York, as Subscription Agent for such Rights Offering, that the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of shares specified below for each of the Rights (as defined in the Prospectus).

        1. Number of shares subscribed for pursuant to the Rights
                                                                              -------
        2. Name(s) of Beneficial Owner(s)
                                                                              -------

                                          --------------------------------------
                                          Name of Nominee Holder

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

Dated:             , 1997

                                        9